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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Registration Statements (No. 333-13981 and No. 333-62123) on Form S-8 of Patriot Bank Corp. of our report dated January 19 2001, relating to the consolidated balance sheet of Patriot Bank Corp. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the years in the three year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Patriot Bank Corp.

Philadelphia, Pennsylvania
March 21, 2000